Exhibit 99.5

AMENDED AND RESTATED RELOCATION AGREEMENT

Date: May 19, 2011

Whereas Entropic Communications, Incorporated (“Entropic” or “Company”) wishes to offer employment to Mr. Michael Farese (“Employee”), and such employment will involve a relocation of Employee to the San Diego, CA area, and will involve Employee commuting to Employee’s place of work, the Company’s headquarters in San Diego, CA, Entropic and Employee have entered into the following Agreement.

1. Entropic has offered Employee Relocation Assistance described in further detail in the Amended and Restated Offer Letter dated May 19, 2011 and the associated Relocation Expense Guidelines (the “Relo Guidelines”), subject to Employee’s agreement to his obligations under this Amended and Restated Relocation Agreement.

2. The Company and Employee agree that (i) the total value of the Relocation Assistance benefits available to Employee is $110,000, including Commuting Expenses, (ii) the benefits available to Employee to relocate Employee’s principal place of residence (“Household”) to the San Diego, CA area must be used no later than December 30, 2012, and (iii) the amount available to Employee for Commuting Expenses may not exceed $5,000/month.

3. Early Departure Liability.

3.1	If Employee (i) voluntarily terminates active, continuous, full-time employment (“Continuous Service” as defined below) with the Company without the express prior written consent of the Company’s Chief Executive Officer or (ii) Company terminates Employee’s employment with the Company for Cause (as defined below) prior to one (1) year of Continuous Service to the Company (the “Initial Repayment Period”), Employee shall have an obligation to repay 100% of the Relocation and Commuting Expenses paid for on behalf of or reimbursed to the Employee. If Employee’s Continuous Service terminates for either reason (i) or (ii) after one (1) year of Continuous Service (or the equivalent) with the Company but prior to the end of the Employee’s third (3rd) year of Continuous Service with the Company (the “Entire Repayment Period”), Employee shall have no obligation to repay Commuting Expenses, however, Employee shall be obligated to repay Company, on a pro-rated basis, for Relocation Expenses paid for on behalf of or reimbursed to the Employee. Specifically, the amount of the repayment Employee is obligated to pay the Company shall be 1/36th of the total Relocation Expenses paid for on behalf of or reimbursed to the Employee for each full month of Continuous Service that is less than thirty-six (36). Employee will earn 100% of the Relocation Expenses after thirty-six (36) months of Continuous Service.

3.2

Employee promises to pay the amounts due as an “Early Departure Liability” to the order of the Company and deliver payment to the Company headquarters on or before the date on which Employee’s active employment with the Company terminates. In addition to the above promise to pay, Employee hereby authorizes the Company to deduct, to the extent permitted by the law, the Early Departure Liability or a portion thereof from any wages or other monies that might be owed to Employee (e.g., vacation day, ESPP reimbursement, etc.) at the time of termination of Employee’s employment. In the event that the amount so deducted from Employee’s wages is insufficient to pay the entire balance of the Liability, Employee hereby promises to pay that amount of the Early Departure Liability remaining after such deduction has been made in lawful money of the United States in one payment on or before the date on which Employee’s employment with the Company terminates. Employee further agrees that the failure of the Company to deduct the Early Departure Liability, or any portion thereof, from all or a portion of the wages due and owing to Employee at the date of Employee’s termination shall not constitute a waiver of the Company’s right to enforce the terms of this Agreement at law or in equity.

4.	General Provisions.

4.1	Modification/No Waiver. No modification, amendment or discharge of this Agreement shall be valid unless the same is in writing and signed by all parties hereto. Failure of any party at any time to enforce any provisions of this Agreement or any rights or to exercise any election shall in no way be considered to be a waiver of such provisions, rights or elections and shall in no way effect the validity of this Agreement. The exercise by any party of any of its rights or any of its elections under this Agreement shall not preclude or prejudice such party from exercising the same or any other right it may have under this Agreement irrespective of any previous action taken.

4.2	Notice. Any notice to be given to the Entropic under the terms of this Agreement shall be addressed to Entropic, to the attention of the Chief Executive Officer, at the address of its executive office effective at the time of the notice. Any notice to be given to Employee shall be addressed to him at the residence address last designated by the Employee to the Company in writing. Any notice shall be deemed duly given when personally delivered or five (5) days after deposit in U.S. mail by registered or certified mail, postage prepaid, as provided herein.

4.3	Severability. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, then such illegal or unenforceable provision shall be modified by the proper court or arbitrator to the extent necessary and possible to make such provision enforceable, and such modified provision and all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement shall be given effect separately from the provision or portion thereof determined to be illegal or unenforceable and shall not be affected thereby.

4.4	Successors and Assigns. Neither Employee nor the Company may assign this Agreement without the prior written consent of the other. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company, and Employee’s rights under this Agreement shall inure to the benefit of and be binding upon his heirs and executors.

4.5	Entire Agreement. This Agreement and the terms of the Offer Letter (including the Relocation Expense Guidelines) supersede all prior agreements and understandings between the parties, oral or written. In the event of a conflict between the terms of this Agreement, the Relocation Expense Guideline and the Offer Letter, the terms of this Agreement shall take precedence. No modification, termination or attempted waiver shall be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced.

4.6	Choice of Law. This Agreement shall be governed by and interpreted and constructed in accordance with the internal laws of the State of California, without regard to principles of conflict of laws, and shall be binding upon the parties hereto in the United States and worldwide.

4.7	Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. This Agreement may be executed by facsimile with original signatures to follow.

5.	Definitions.

5.1	Cause. For the purposes of this Agreement, “Cause” shall mean only (a) Employee’s theft, dishonesty or falsification of any Company documents or records; (b) Employee’s improper use or disclosure of any confidential or proprietary information of the Company; (c) repeated negligence in the performance of Employee’s duties; (d) Employee’s breach of Employee’s fiduciary duty to the Company by unlawfully competing with the Company in violation of the Outside Activity clause of the Offer Letter; or (e) Employee’s conviction (or plea of guilty or nolo contendere) for fraud, misappropriation or embezzlement, or any felony or crime of moral turpitude. Notwithstanding the above, the Company may not terminate Employee’s employment for Cause unless the Company has first given Employee written notice of the offending conduct and a thirty (30)-day opportunity to cure such conduct. Employee’s resignation at the request of the Chief Executive Officer or the Board of Directors for reasons other than Cause shall be deemed involuntary termination by the Company without Cause.

5.2	Continuous Service. For the purposes of this Agreement, “Continuous Service” is defined as active, full-time employment, excluding time off for holidays and standard paid time off, for a defined period beginning on Employee’s date of hire. In the event that there is less than Continuous Service, the Repayment Period(s) will be extended to the period of time that would be the equivalent of the Repayment Period had the Employee been in Continuous Service. As an example, if Employee’s employment is not full-time or Employee is not an active employee during any portion of a Repayment Period, the Repayment Period will extend by the number of days Employee was not working full-time or was inactive.

5.3	Repayment Period(s). For the purposes of this Agreement, “Repayment Period(s)” is defined as a period of time beginning with the date of hire and assumes Continuous Service, during which the Employee is obligated to repay the Company for Relocation or Commuting Expenses if the Employee terminates employment as defined in Section 3 above.

Entropic Communications, Incorporated:

By:	/s/ Suzanne Zoumaras	Title:	Vice President, Human Resources
Suzanne Zoumaras

Employee: Michael Farese

/s/ Michael Farese		May 19, 2011
Signature		Date